EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02819) pertaining to the 1994 Management Stock Option Plan of EMCOR Group, Inc. and the 1995 Non-Employee Directors' Non-Qualified Stock Option Plan of EMCOR Group, Inc., the Registration Statement (Form S-8 No. 333-75449) pertaining to the 1997 Non-Employee Directors' Non-Qualified Stock Option Plan of EMCOR Group, Inc. and the 1997 Stock Plan for Directors of EMCOR Group, Inc. and the Registration Statement (Form S-8 No. 333-112940) pertaining to the Executive Stock Bonus Plan of EMCOR Group, Inc., the 2003 Non-Employee Directors' Stock Option Plan of EMCOR Group, Inc., the 2003 Management Stock Incentive Plan of EMCOR Group, Inc., certain stock option agreements between EMCOR Group, Inc. and directors of EMCOR Group, Inc. and certain stock option agreements between EMCOR Group, Inc. and executive officers of EMCOR Group, Inc. and the Registration Statement (Form S-8 No. 333-86600) pertaining to certain stock option agreements between EMCOR Group, Inc. and specified employees of EMCOR Group, Inc. of our report dated February 24, 2004 with respect to the consolidated financial statements and schedule at December 31, 2003 and 2002, and for each of the years then ended of EMCOR Group, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.




Stamford, Connecticut                                   /S/ ERNST & YOUNG LLP
February 24, 2004